EXHIBIT 99.1

News Release

Victory Capital Reports June 2025 Total Client Assets

Schedules Second-Quarter Financial Results Conference Call for August 8

San Antonio, Texas, July 10, 2025 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $298.6 billion, Other Assets of $3.1 billion, and Total Client Assets of $301.6 billion, as of June 30, 2025.

For the month of June, Average Total AUM was $293.7 billion, average Other Assets was $3.4 billion, and average Total Client Assets was $297.0 billion.

For the second quarter, the Company reported long-term AUM net flows of -$660 million.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	June 30, 2025	May 31, 2025
Solutions	$79,988	$76,395
Fixed Income	79,752	78,952
U.S. Mid Cap Equity	31,643	31,074
U.S. Small Cap Equity	13,150	12,849
U.S. Large Cap Equity	61,844	58,921
Global / Non-U.S. Equity	25,576	24,549
Alternative Investments	2,986	2,965
Total Long-Term Assets	$294,930	$285,705
Money Market / Short Term Assets	3,633	3,681
Total Assets Under Management[2]	$298,563	$289,386

By Vehicle
Mutual Funds[3]	$167,973	$163,421
Separate Accounts and Other Pooled Vehicles[4]	118,615	114,732
ETFs[5]	11,975	11,233
Total Assets Under Management	$298,563	$289,386

Other Assets[6]
Institutional	$3,050	$3,711
Total Other Assets	$3,050	$3,711

Total Client Assets
Total Assets Under Management	$298,563	$289,386
Total Other Assets	3,050	3,711
Total Client Assets	$301,613	$293,097

By Region
U.S.	$253,132	$246,520
Non-U.S.	48,481	46,578
Total Client Assets	$301,613	$293,097

Second-Quarter Conference Call and Webcast Details

Victory Capital will report second-quarter 2025 financial results after the market closes on Thursday, August 7, 2025. The Company will host a conference call the following morning, Friday, August 8, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $302 billion in total client assets, as of June 30, 2025. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com